Exhibit (H)(6)

THOMPSON IM FUNDS, INC.

AMENDMENT TO THE

TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 9th day of May, 2013, to the Transfer Agent Servicing Agreement, dated as of the 30th day of November, 2003, as amended March 27, 2006, August 2, 2006, January 24, 2008, July 30, 2009, November 17, 2009 and July 30, 2012 (the "Agreement"), is entered into by and between Thompson IM Funds, Inc., a Wisconsin corporation (the "Corporation") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the Corporation and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Paragraph 7 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement, which lists the series of funds and the fee schedules, is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

thompson IM funds, inc.	U.S. BANCORP FUND SERVICES, LLC

By: /s/ John W. Thompson	By: /s/ Michael R. McVoy

Name: John W. Thompson	Name: Michael R. McVoy

Title: President & CEO	Title: Executive Vice President

1

Amended Exhibit A

to the

Transfer Agent Servicing Agreement – Thompson IM Funds, Inc.

Separate Series of Thompson IM Funds, Inc.

Name of Series

Thompson LargeCap Fund

Thompson Bond Fund

Thompson MidCap Fund

[Fee schedules on the following page]

2

Amended Exhibit A (continued) to the

Transfer Agent Servicing Agreement – Thompson IM Funds, Inc.

Fee Schedule effective 5/9/2013 through 9/1/2015

TRANSFER AGENT & SHAREHOLDER SERVICES

Service Charges to the Fund*

Shareholder Account Fee (Subject to Minimum)

♦ No-Load - $15.00 /account

♦ Load Fund - $16.00 /account

♦ Daily Accrual Fund - $21.00 /account

♦ Matrix Level 3 Accounts - $11.00/account

♦ Matrix Level 3 and Matrix Level 0 Closed Accounts - $10/account

Annual Minimum

♦ $24,000 per no-load fund

♦ $28,000 per load or daily accrual fund

♦ $15,000 each additional class

Activity Charges

♦   Telephone Calls - $1.00 /minute

♦    E-mail Services - $2.50 /e-mail received

♦    Draft Check Processing - $1.00 /draft

♦    Daily Valuation Trades - $10.00 /trade

♦   Omnibus Account Transactions

♦ $3.00 each – first 100 transactions per month

♦ $2.00 each – next 400 transactions per month

♦ $1.00 each – next 1,500 transactions per month

♦ $.50 each – next 3,000 transactions per month

♦ $.25 each – balance of transactions per month

♦   Lost Shareholder Search - $5.00 /search

♦    AML Base Service (excl Level 3 accounts)

0-999 accounts - $500.00/year

1,000-4,999 accounts - $1,000/year

5,000-9,999 accounts - $2,500/year

10,000+ accounts - $5,000/year

♦  AML New Account Service - $1.00/new domestic accounts and $2.00/new foreign account

♦    Shareholder Verifications $0.25/item

♦    ACH/EFT Shareholder Services:

$125.00 /month/fund group

$ .50 /ACH item, setup, change

$5.00 /correction, reversal

♦    Disaster recovery $0.20 per open account

Chief Compliance Officer Support Services*

$1,200 annually

Fees are billed monthly.

* Subject to CPI increase, Milwaukee MSA.

Service Charges to Investors

Qualified Plan Fees (Charged to Investors)

♦  $15.00 /qualified plan acct (Cap at $30.00/SSN)

♦  $15.00 /Coverdell ESA acct (Cap at $30.00/SSN)

♦  $25.00 /transfer to successor trustee

♦  $25.00 /participant distribution (Excluding SWPs)

♦  $25.00 /refund of excess contribution

Additional Shareholder Fees (Charged to Investors)

♦  $15.00 /outgoing wire transfer

♦  $15.00 /overnight delivery

♦  $ 5.00 /telephone exchange

♦  $25.00 /return check or ACH

♦  $25.00 /stop payment

♦  $ 5.00 /research request per account (Cap at $25.00/request) (For requested items of the second calendar year [or previous] to the request)

Technology Charges

1.  Fund Group Setup (first cusip) - $2,000 /fund group

2.  Fund Setup - $1,500 /cusip (beyond first cusip)

3.  NSCC Service Interface – All NSCC Services

♦ Setup - $1,500 /fund group

♦ Annual - $1,400 /cusip/year

4. Telecommunications and Voice Services

♦ Service Setup - $1,650 ATT transfer connect

♦ VRU Setup - $500 /fund group

♦ VRU Maintenance - $100 /cusip/month

♦ $.35 /voice response call

6. Average Cost - $1.00 /account/year

7. Development/Programming - $150 /hour

8. File Transmissions – subject to requirements

9. Select Reports - $300 per Select

10. Extraordinary services – charged as incurred

♦      Conversion of Records (if necessary) – Estimate to be provided.

♦      Custom processing, re-processing

Out-of-pocket Costs - Including but not limited to:

telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, service/data conversion, special reports, insurance, record retention, processing of literature fulfillment kits, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, voice response (VRU), maintenance and development, data communication and implementation charges, specialized programming, travel, training and all other out-of-pocket expenses.

3

Amended Exhibit A (continued) to the Transfer Agent Agreement – Thompson IM Funds, Inc.

TRANSFER AGENT & SHAREHOLDER SERVICES

SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES

FEE SCHEDULE effective 5/9/2013 through 9/1/2015

Full Service Literature Fulfillment Services (Inbound Teleservicing and Kit Assembly and Mailing)

TIER 1 (0-50 orders per month)	TIER 2 (51-250 orders per month)
Account Management $300/month	Account Management $300/month
First 50 orders No charge	First 50 orders No charge
Per order over 50 $4.00/order

TIER 3 (251-500 orders per month)	TIER 4 (over 500 orders per month)
Account Management $1,000/month	Account Management $2,000/month
First 250 orders No charge	First 500 orders No charge
Per order over 250 $3.50/order	Per order over 500 $3.00/order

Service includes account management, lead reporting, call servicing, database management, kit assembly and mailing (excluding postage and materials).

CLIENT DATA ACCESS – USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.

•	MFS Systems (includes COLD and On Line Report view applications)
•	Setup - $1,500 (includes 2 workstations)
•	Service - $125/month
•	Report Source
•	No Setup Charge
•	$125/month per reporting category

Transfer Agent and Fund Accounting Utilized

Compliance Reporting

$375/month

•	T/A Imaging
•	Setup - $1,500 (includes 2 workstations)
•	$325/month

FAN WEB – Shareholder internet access to account information and transaction capabilities. Internet service is connected directly to the fund group’s web site through a transparent hyperlink. Shareholders can access account information, portfolio listing within a fund family, view transaction history, purchase additional shares through ACH, etc.

Annual Base Fee for FANWeb Select - $12,000

•	Additional annual base fee for New Account Set Up - $6,000

Annual Base Fee for FANWeb Premium - $36,000

Activity (Session) Fees:

•	Inquiry - $.15 per event
•	Account Maintenance - $.25 per event
•	Transaction – financial transactions, reorder statements, etc. - $0.50 / event
•	New Account Setup - $3.00 / event

Strong Authentication:

•	$0.045 / month per active FANWeb ID (Any ID that has had activity within the 180-day period to the billing cycle.)

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Amended Exhibit A to the Transfer Agent Servicing Agreement – Thompson IM Funds, Inc.

VISION MUTUAL FUND GATEWAY – Permits broker/dealers, financial planners, and RIAs to us a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.

•	Inquiry Only
•	Inquiry - $.05 per event
•	Per broker ID - $5.00 per month per ID
•	Transaction Processing
•	Implementation - $5,000 per management company
•	Transaction – purchase, redeem, exchange, literature order - $.50 per event
•	New Account Set-up – may contain multiple fund/accounts - $3.00 per event
•	Monthly Minimum Charge - $500.00 per month

Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.

•  $500 setup/fund group of 1-5 funds, $1,500 setup/fund group of over 5 funds

•  $.12 /account/year

Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades. Service can be applied to some or all funds within a fund family. Fees will be applied if the fund(s) have a redemption fee.

o	90 days or less: $0.08 / open account
o	91 – 180 days: $0.14 / open account
o	181 – 270 days: $0.20 / open account
o	271 days – 1 year: $0.26 / open account
o	1 year – 2 years: $0.38 / open account

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